Exhibit 99.906CERT

Aspiriant Real Assets Fund

Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Benjamin Schmidt, Principal Executive Officer of Aspiriant Real Assets Fund, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended September 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	12/5/2025	/s/ Benjamin Schmidt
Benjamin Schmidt
President and Principal Executive Officer

I, Laura Boucher, Principal Financial Officer of Aspiriant Real Assets Fund, certify to my knowledge that:

1.	The Form N-CSR of the registrant for the period ended September 30, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	12/5/2025	/s/ Laura Boucher
Laura Boucher
Treasurer and Principal Financial Officer

Signed originals of the written statements required by Section 906 have been provided to the Aspiriant Real Assets Fund, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.